EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13G to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13G, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: November 13, 2026

STRATEGIC VALUE PARTNERS, L.P.

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

STRATEGIC VALUE SPECIAL SITUATIONS VI MF, L.P.

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

SVP SPECIAL SITUATIONS VI LLC

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

STRATEGIC VALUE EXCELSIOR FUND, L.P.

By: SVP Excelsior Management LLC, its investment manager

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

SVP EXCELSIOR MANAGEMENT LLC

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

STRATEGIC VALUE CAPITAL SOLUTIONS II MF L.P.

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

SVP CAPITAL SOLUTIONS II LLC

By: /s/ Lewis Schwartz

Name: Lewis Schwartz

Title: Chief Financial Officer

/s/ Victor Khosla

VICTOR KHOSLA